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                                                                      Exhibit 10

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated February 1, 2002 with respect to the financial statements of The Variable Annuity Life Insurance Company and March 6, 2002 with respect to the financial statements of The Variable Annuity Life Insurance Company Separate Account A included in Post-Effective Amendment No. 57 and Amendment No. 79 to the Registration Statement (Form N-4, No. 002-32783/811-03240) of The Variable Annuity Life Insurance Company Separate Account A.

                                                   ERNST & YOUNG LLP

Houston, Texas
April 30, 2003